UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     December 23, 2003

Viragen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15823	59-2101668

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

865 SW 78th Avenue, Suite 100, Plantation, Florida		33324

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 233-8746

Not applicable

(Former name or former address, if changed since last report)

Items 1 — 4. Not Applicable
Item 5. Other Events and Regulation FD Disclosure
Item 6. Not Applicable
Item 7. Exhibits
Items 8 — 12. Not Applicable
SIGNATURES
Press Release dated December 30, 2003
Securities Purchase Agreement
Registrations Rights Agreement
Form of Common Stock Purchase Warrant

Items 1 — 4. Not Applicable

Item 5. Other Events and Regulation FD Disclosure

     On December 30, 2003, Viragen, Inc. issued a press release announcing that it had consummated the transactions under a Securities Purchase Agreement and sold an aggregate of $4,550,000 of its common stock to several institutional investors. The shares of common stock were purchased at a price of $0.20 per share. In addition, Viragen issued three-year warrants to purchase a total of 6.83 million shares of its common stock at $0.26 per share.

     Viragen paid $295,750 and issued a three-year warrant to purchase 182,000 shares of its common stock at $0.20 per share, as a fee to the finder for this transaction. In addition, Viragen agreed to file a registration statement covering the shares issued and issuable under the Securities Purchase Agreement within 30 days following the closing.

     The text of the press release, the Securities Purchase Agreement and certain related attachments are included as exhibits to this Form 8-K.

Item 6. Not Applicable

Item 7. Exhibits

99.1	Press release dated December 30, 2003
99.2	Securities Purchase Agreement dated as of December 23, 2003 between Viragen, Inc. and the purchasers listed in the agreement
99.3	Registration Rights Agreement entered into as of December 23, 2003, between Viragen, Inc. and the purchasers listed in the agreement
99.4	Form of common stock purchase warrant entered into as of December 23, 2003

Items 8 — 12. Not Applicable

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRAGEN, INC.

Date: December 30, 2003	By:	/s/ Dennis W. Healey

Dennis W. Healey Executive Vice President and Principal Financial Officer